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                                                                     EXHIBIT 6.5



                           SOFTWARE LICENSE AGREEMENT


         THIS SOFTWARE LICENSE AGREEMENT dated as of April 15, 1999 (the "EFFECTIVE DATE"), by and between TORNADO DEVELOPMENT, INC., a California corporation, with offices at 1201 Morningside Drive, Suite 100, Manhattan Beach, California 90266 ("TORNADO"), and QORUS.COM, INC., a Delaware corporation, with offices at 3875 Telegraph Road, A239, Ventura, California 93003 (the "LICENSEE").

         WHEREAS Tornado desires to grant to Licensee and Licensee desires to accept from Tornado, a license to use Tornado's proprietary Software (as defined herein) upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, Tornado and Licensee agree as follows:

1.       DEFINITIONS

     1.1. "AFFILIATE" means a corporation or other entity in which (i) Licensee owns at least fifty-one percent (51%) of the outstanding voting securities or
(ii) Licensee possesses, directly or indirectly, a substantial minority equity ownership and the power to direct or cause the direction of the management or policies of the entity, whether through the ownership of voting securities or by contract. Any such entity shall be considered an Affiliate for only such time as Licensee continues to satisfy the conditions of (i) or (ii) above.

     1.2. "CLASS 1 ERROR" means an Error which results in an Outage, renders continued use of the Software commercially unfeasible, or a Critical Agent fails which Licensee is unable to immediately cure.

     1.3. "CLASS 2 ERROR" means an Error (other than a Class 1 Error) which makes continued use of the Software seriously inconvenient and substantially reduces its value to Licensee or convenience to Subscribers.

     1.4. "CLASS 3 ERROR" means all Errors (other than Class 1 Errors and Class 2 Errors), and, in particular, all Documentation shortcomings and deviations and cosmetic Errors that do not have the economic consequences defined for Class 1 and Class 2 Errors shall be deemed Class 3 Errors.





TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  1


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     1.5.  "CONFIDENTIAL INFORMATION" means (i) with respect to Tornado, the
Software and Documentation and any complete or partial copies thereof, the Tornado Intellectual Property, and any other information identified or reasonably identifiable as confidential of Tornado ("TORNADO CONFIDENTIAL INFORMATION"); and (ii) with respect to Licensee, Licensee Intellectual Property, Transaction Data (as defined in Section 4.3 below) and information identified or reasonably identifiable as the confidential information of Licensee ("LICENSEE CONFIDENTIAL INFORMATION"), provided that, any part of the Tornado or Licensee Confidential Information which: (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (c) becomes independently available to the other party as a matter of right and without any obligation of confidentiality, shall be excluded.

     1.6. "CONTRACT YEAR" shall mean the consecutive twelve (12) month period beginning on the date of this Agreement and then each consecutive twelve (12) month period thereafter beginning on each successive anniversary of the date of this Agreement.

     1.7. "CORRECTIONS" means changes made in the Software and/or Documentation by Tornado to correct Errors in the Software and/or Documentation.

     1.8. "CRITICAL AGENT" means those aspects or functions of the Software set forth on Attachment 1.8 to this Agreement.

     1.9.  "DEFECT" has the meaning set forth in Section 8.2, below.

     1.10. "DESIGNATED SERVER" means each individual computer located at a Designated Site in which the Software is installed. Each Designated Server must be compatible with the Software and must be identified as specified in Attachment 1.10 to this Agreement, or be identified by Licensee from time to time to Tornado pursuant to Section 2.3, below.

     1.11. "DESIGNATED SITE" means those facilities of Licensee located in the Territory in which one or more Designated Servers are located and which are identified in Attachment 1.10 to this Agreement or which are identified by Licensee from time to time in writing to Tornado prior to locating a Designated Server at such Designated Site.

     1.12. "DOCUMENTATION" means those human readable materials, in English, developed by or for Tornado for use in connection with the Software. Documentation includes operating instructions, input information and format specifications.



TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  2




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    1.13. "ERROR" means any error, problem, or Defect resulting from an incorrect functioning of the Software, if such error, problem or Defect renders the Software inoperable, which causes the Software to fail to conform to the Software Specifications in any significant respect or which causes the Documentation to be inaccurate or incomplete in any significant respect.

    1.14. "EXTENSION" means an addition to the Software which does not require a Modification.

    1.15. "HARDWARE ENVIRONMENT" means the computer hardware and communications environment specified for operation of the Software as set forth on Attachment 1.15.

    1.16. "LICENSEE'S BUSINESS PURPOSES" means to offer TEMS Services to Subscribers, including to market the TEMS Services through data, voice and messaging resellers, internet service providers, web hosting companies, telecom companies, and the like, in the Territory for monetary compensation.

    1.17. "LICENSEE INTELLECTUAL PROPERTY" shall mean any idea, design, concept, plan, technique, invention, discovery, improvement, know-how, work (including source and object code), documentation or other intellectual property, regardless of patentability or copyrightability thereof, that is conceived, authored or originated by Licensee (other than any Tornado Intellectual Property or any idea, design, concept, plan, technique, invention, discovery, improvement, know-how, work (including source and object code), documentation or other intellectual property expressly described in this Agreement as being owned by Tornado.

    1.18. "MODIFICATION" means a change to the Software requested or made by Licensee which changes the source code and is not generally supplied by Tornado to its licensees of the Software as part of a Release.

    1.19. "OUTAGE" means any interruption, discontinuance, or technical failure (taken individually or together), other than as set forth immediately below, that results in the non-delivery of the Critical Agents of the TEMS Service. An Outage does not include a temporary planned shut down of the TEMS Service for the purpose of allowing Tornado to make any necessary Corrections, Modifications or Extensions to the TEMS Service; provided, in the case of non-emergency maintenance, such Corrections, Modifications or Extensions are performed at mutually agreeable times.

    1.20. "RELEASES" mean new versions of the Software or additions to the Software issued by Tornado from time to time to other resellers of the TEMS Service



TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  3


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who are licensed by Tornado, either without charge or pursuant to standard maintenance provisions, including enhancements and/or corrections of Errors.

    1.21. "SOFTWARE" means the current version of the software system developed by Tornado known as Tornado Electronic Messaging System Software described in Attachment 1.21, including without limitation, all interfaces, navigational devices, menus, menu structures or arrangements, icons, help and other operational instructions and the literal expressions of ideas that operate, cause, create, direct, manipulate, access or otherwise affect the operation of the TEMS Service, and all Releases delivered to Licensee under this Agreement.

    1.22. "SOFTWARE SPECIFICATIONS" means the specifications for the Software set forth in Attachment 1.22 attached hereto and incorporated herein by reference.

    1.23. "SOURCE CODE" means the complete instruction set for the Software, including all comments and procedural code, such as compilation switches, job control language statements and a description of the system/program generation procedure, in a form intelligible to skilled human programmers (assuming programmers familiar with programs which perform functions comparable to the Software) and capable of being readily translated by such programmers into object code for execution on computer equipment through assembly or compiling, together with all documentation to facilitate such translation, assembly and compiling; including, without limitation, programmers' notes, technical and functional specifications, flow charts, schematics, test programs, statements of principles of operations, architectural and design standards, and descriptions of data flows, data structures and control logic.

    1.24. "SUBSCRIBER" any end-user of the TEMS Service who is provided access to any TEMS Service or any portion of the TEMS Service.

    1.25. "TEMS SERVICE" means the Tornado Electronic Messaging System described in Attachment 1.25 hereto, that enables a universal messaging solution permitting integration of e-mail, fax, pager and voice mediums, via the Internet via personal computer and via telephony systems.

    1.26. "TERRITORY" means the United States, the countries specified as part of the Territory in Attachment 1.10 hereto, and any additional countries or jurisdictions identified by Licensee from time to time in writing to Tornado prior to locating a Designated Server in such Territory.

    1.27. "THIRD PARTY SOFTWARE" means any proprietary software not owned by Tornado but delivered by Tornado as an integral part of the Software.



TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  4

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    1.28. "TORNADO INTELLECTUAL PROPERTY" shall mean (except as otherwise expressly provided in this Agreement) any idea, design, concept, plan, technique, invention, discovery, improvement, know-how, work (including source and object code), documentation or other intellectual property, regardless of patentability or copyrightability thereof, that is conceived, authored or originated in furtherance and within the scope of this Agreement by Tornado, or on behalf of Tornado and which is embodied in the Software or is required to be used in or employed to provide TEMS Service, including without limiting any such idea, design, concept, technique, invention, discovery, improvement, know-how, work, documentation or other intellectual property that is embodied within the Software, or within documentation, plans, or designs for the Software, whether or not prepared on or off the premises of Tornado and whether or not in progress or complete.

    1.29. "USE" means to load, execute, employ, utilize, store or display the Software. Use is deemed to occur on the Designated Server(s) where any such processes occur and at any computer terminal or workstation that initiates or is activated by these processes.

2.      GRANT OF LICENSE

     2.1. LICENSE. In accordance with the terms herein, Tornado grants to Licensee, and Licensee accepts from Tornado, a non-transferable, nonassignable (by operation of law or otherwise, except as otherwise provided in Section 13, below), non-exclusive, license to Use the Software on Designated Servers located within the Territory and the nodes (or the Remote Access Servers) connected to such Designated Servers wherever located, solely for Licensee's Business Purposes, and to create Modifications and Extensions to the Software solely as permitted by Section 7 below (the "LICENSE"). Licensee may make one (1) copy of the Software for backup purposes. Licensee shall not Use the Software for any reason other than Licensee's Business Purposes and shall under no circumstances assign or sub-license the Software to any other person, except as provided in
Section 13, below. Licensee shall not directly target the marketing of the Software at any college or university located within the United States of America or at any organization of students of such colleges or universities. It is understood and agreed that solicitations of a general nature (e.g., establishment of a web page or placing advertisements aimed at customers in mass circulation publications) will not be deemed to be a breach of the restrictions set forth in the immediately preceding sentence. Licensee may not Use, copy, modify, or distribute the Software (electronically or otherwise), or any copy, adaptation, transcription or merged portion thereof, or otherwise make available to others any Source Code, object code, Documentation or other material relating to the Software, except as expressly authorized by this Section 2.1 and Section 7 below. Except as otherwise provided in



TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  5

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this Section 2.1, in Section 6 and elsewhere in this Agreement, Licensee shall have the sole discretion to market the TEMS Services as it deems appropriate. Licensee may not sublicense the Software except as permitted by Section 2.2.

     2.2. LICENSING AFFILIATES. The parties expressly acknowledge that Licensee may sublicense to its Affiliates its rights under Section 2.1, provided that all payments to Tornado under this Agreement shall be based upon the aggregate number of Subscribers of Licensee and all Affiliates of Licensee, such that Tornado is not adversely impacted by such sublicense. Licensee shall ensure that its Affiliates agree in writing for the benefit of Tornado to abide by all of the terms and provisions of this Agreement and Licensee shall not be relieved of any of its obligations to Tornado hereunder with respect to such licensed Affiliate, including, without limitation, financial and reporting obligations.

     2.3. SOURCE CODE. The parties agree that concurrent with the execution of this Agreement or promptly thereafter, the parties shall enter into an Escrow Agreement pursuant to which Tornado shall deposit (and maintain current with distribution of each Release) the Source Code in an escrow account, which shall be created pursuant to an Escrow Agreement in substantially the same form as Attachment 2.3 attached hereto. The Escrow Agreement shall provide, among other things, that Licensee may exercise its rights under this License with respect to, and the escrow agent shall release from escrow and deliver to Licensee one complete copy of, the Source Code upon and after the occurrence of any of the following events (each referred to as an "ACCESS EVENT") but not prior to the occurrence of such Access Event:

          2.3.1. Tornado is adjudged insolvent or makes a general assignment for benefit of creditors;

          2.3.2. The filing of a petition by or against Tornado for relief under Title 11 of the United States Code which petition is not dismissed within a period of 90 days;

          2.3.3. The appointment of a receiver or other custodian for the business or assets of Tornado;

          2.3.4. A duly authorized officer of Tornado admits in writing Tornado's inability to pay its debts generally as they become due;

          2.3.5. Licensee shall receive a finding made in an arbitration proceeding conducted pursuant to Section 11, below, that Tornado failed to provide the software development kit contemplated by Section 7.5.2 below or the source code if required to be delivered under Section 7.3; or


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                   6


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          2.3.6. Licensee shall receive a finding made in an arbitration proceeding conducted pursuant to Section 11, below, that Tornado has failed to provide Support as provided in Section 7, below.

     2.4. DESIGNATED SERVER(S). Licensee shall be responsible for maintenance of the Designated Servers in accordance with applicable manufacturers' instructions. Notwithstanding anything to the contrary contained herein, the parties agree that Licensee may install the Software on any server located in the Territory that is compatible with the Software and the Hardware Environment, provided that Licensee has given Tornado prior notice that it intends to install the Software on such server. Upon such notice to Tornado, Tornado shall have ten
(10) days to object to Licensee's installation of the Software on such server by providing Licensee with a compelling business reason why such installation has materially and adversely affected Tornado. Licensee need not delay installation of the Software on a substitute server while awaiting a response from Tornado. In the event that Licensee does not agree, the parties shall settle such disagreement through arbitration as provided in Section 11 below. If Tornado does not provide an objection to Licensee's proposed installation of the Software within ten (10) days, such server shall be deemed a Designated Server. Tornado will not interpose unreasonable objections. Notwithstanding the foregoing, the Software may be temporarily transferred to another computer (during the period of time during which the Designated Server is inoperable) if the Designated Server is inoperable due to malfunction, initiation of a disaster recovery program or for routine maintenance. Licensee hereby authorizes Tornado to enter Licensee's premises during Licensee's regular business hours in order to inspect the Software and to verify Licensee's compliance with the terms hereof.

3.       DELIVERY AND INSTALLATION

     3.1 DELIVERY. Within 42 days following written notice delivered to Tornado by Licensee of the delivery and installation of a Designated Server at a Designated Site, Tornado will deliver and install the Software on such Designated Server. Upon notification by Tornado that it has completed delivery and installation of the Software on a Designated Server ("DELIVERY NOTICE"), the parties will jointly conduct the Acceptance Test procedures set forth on Attachment 3.1. When the Software has successfully completed the Acceptance Test procedures, Licensee will execute and deliver to Tornado written notice of such fact and the Software will be deemed accepted. The date on which such notice is executed and delivered is hereinafter referred to as the "Acceptance Date." If the Software does not successfully complete the Acceptance Test procedures within 14 days following delivery and installation of the Software on the Designated Server, Licensee shall notify Tornado in reasonable detail of the basis for Licensee's determination that the Software has failed to successfully


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                   7

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complete the Acceptance Test procedures (the "FAILURE NOTICE"). The failure of
Licensee to deliver to Tornado a Failure Notice within 14 days following delivery to Licensee of the Delivery Notice shall constitute acceptance of the Software by Licensee. If Tornado does not cause the Software to successfully complete the Acceptance Test procedures within 14 days following delivery of the Failure Notice, Licensee may reject the Software and terminate this Agreement; in which case all Software and Tornado Intellectual Property shall be returned by Licensee to Tornado and Tornado shall, as its only obligation to Licensee and without further liability to Licensee hereunder, refund/pay to licensee all fees and charges paid by Licensee to Tornado under this agreement and use reasonable commercial efforts to re-market (for the benefit of Licensee) for fair market value any hardware and/or software products purchased by Licensee in contemplation of this Agreement.

     3.2 SUPPORT. At Licensee's request and under the terms as set forth in
Section 7, Tornado shall provide training, Support and consulting services for the Software.

4.       PRICE AND PAYMENT

     4.1. LICENSE FEES. In consideration of the license granted hereunder, Licensee will pay to Tornado license fees for each Subscriber under the terms set forth in Attachment 4.1 hereto ("LICENSE FEES"). These License Fees will be considered as 'favored nations' pricing. Notwithstanding anything to the contrary contained herein, the 'favored nations' pricing shall be the lowest license fees or royalty fees charged by Tornado to its other similarly situated licensees and/or customers; provided that strategic partners or equity investors shall not be considered "similarly situated" for this purpose. For purposes of this Section 4.1, a "strategic partner" is a person or entity to whom the Software is licensed and whose relationship with Tornado includes materially more than the provision of such license by Tornado in exchange for product revenue from such party.

     4.2. ROYALTY FEES. Licensee shall also pay to Tornado royalty fees under the terms as set forth in the Attachment 4.1 hereto ("ROYALTY FEES") based on the number of Subscribers and Channels. The amount of the Subscriber based Royalty Fees shall be calculated based upon the Monthly Average number of Subscribers as of the end of the immediately preceding month. The Monthly Average number of Subscribers for any applicable month shall be the product of
(a) the sum of the total number of Subscribers at 11:59 pm of each day during such month, divided by (b) the number of days in such month. The amount of the Channel based Royalty Fees shall be calculated based upon the highest number of Channels in use at any time during the immediately preceding month. All amounts payable to Tornado but not paid by Licensee within thirty



TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                   8

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days of invoice date may, following written notice by Tornado to Licensee, be assessed a finance charge at the rate of one and one-half percent (1.5%) per month.

     4.3. MONTHLY REPORTS. If requested by Tornado, Licensee shall provide to Tornado a true and complete report at the end of each month, signed by an authorized representative of Licensee, specifying the following ("TRANSACTION DATA"):

          4.3.1. number of Subscribers at the end of such month,

          4.3.2. number of transactions completed by Subscribers,

          4.3.3. types of transactions undertaken by Subscribers,

          4.3.4. transaction fees and subscription fees charged and received by Licensee from Subscribers, and

          4.3.5. other matters reasonably required by Tornado under this Agreement.

          For purposes of this Agreement a "TRANSACTION" occurs with every use by a Subscriber of a service or function which is performed by the Software. Licensee agrees to keep accurate and complete records regarding billing accounts for Subscribers, including number of Subscribers, number of transactions and types of transaction and all other matters reasonably required by Tornado under this Agreement. So long as Licensee does not utilize a third party billing system or modify the billing system incorporated into TEMS, Tornado represents and warrants that the Software will (when operating in the Hardware Environment, in conjunction with the Third Party Software) generate all information to be provided by Licensee to Tornado as contemplated by this Section 4.3. Tornado shall have the right, subject to ten (10) days prior written notice to Licensee, to have Tornado's outside independent auditors examine, audit, and review at Tornado's sole expense (except as noted below), all applicable records and accounts of Licensee once each calendar year during Licensee's normal business hours. Such audits will be performed in a reasonable manner consistent with the manner in which royalty audits are customarily conducted in the software industry. This right to inspect shall continue for two (2) years after the termination of this Agreement. In the event Tornado finds, with respect to any calendar year, a discrepancy in the calculation of amounts payable to Tornado by Licensee of five percent (5%) or more in Tornado's favor, Licensee agrees to pay all reasonable costs of the applicable audit. In the event Tornado finds, with respect to any calendar year, a discrepancy in Licensee's favor, Tornado agrees to credit the amount of such discrepancy to Licensee's subsequent royalty obligations hereunder. Tornado agrees to disclose to Licensee the results of each audit of Licensee's books and records performed by or on behalf of Tornado pursuant to this Agreement.


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                   9

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     4.4. RATE INCREASES. Royalty Fees shall be subject to annual increase upon written notice to Licensee by Tornado provided that such increases shall not exceed the lesser of 10% or the United States Consumer Price Index ("CPI"), per Contract Year, plus all fees associated with Third Party Software included in any Release or in any Modification requested by Licensee. Notwithstanding anything to the contrary contained herein, the Royalty Fees shall not exceed the lowest license fees or royalty fees charged by Tornado to its other similarly situated licensees and/or customers; provided that strategic partners or equity investors shall not be considered "similarly situated" for this purpose. For purposes of this Section 4.4, a "strategic partner" is a person or entity to whom the Software is licensed and whose relationship with Tornado includes materially more than the provision of such license by Tornado in exchange for product revenue from such party.

     4.5. REMOTE ACCESS. Licensee shall collect and maintain on the Designated Server(s) the Transaction Data and make the Transaction Data available for remote access by Tornado. The configuration of such facilities and the technical requirements applicable to Licensee for purposes of receiving and transmitting Transaction Data are set forth in Attachment 1.15 hereto.


     4.6. TAXES. As between Licensee and Tornado, Licensee shall, in addition to the other amounts payable under this Agreement, pay all sales and other taxes, federal, state, or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, other than those taxes based on the income of Tornado derived from these transactions or franchise taxes payable by Tornado. Licensee shall pay to Tornado an amount equal to any such items actually paid, or required to be collected or paid by Tornado at the time the payment for the services performed or the license granted under this Agreement.

     4.7. THIRD PARTY SOFTWARE. Tornado agrees that, subject to compliance by Licensee of its obligations under this Section 4, Tornado shall pay such fees as shall be necessary to keep in effect all licenses to Third Party Software incorporated in the Software licensed to Licensee by this Agreement. Tornado represents and warrants that the Software (when utilized in the Hardware Environment) will interface with the Third Party Software and will (in conjunction with the Third Party Software) provide the functionality contemplated by the Software Specifications. Tornado covenants that it will (promptly following execution and delivery of this Agreement) where required or allowed by third party software vendors register licenses to the Third Party Software (in substantially the forms attached hereto as Attachment 4.7) in the name of Licensee and pay to the applicable licensor of the Third Party Software all required license fees.




TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  10

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5.       TERM AND TERMINATION

     5.1. TERM. The term of this Agreement ("TERM") shall be for a term (the "Initial Term") commencing on the date of execution hereof, and ending thirty six (36) months following the date hereof and shall be automatically renewed for one thirty six (36) month period ("RENEWAL TERM"), unless terminated or canceled as provided in this Section 5.

     5.2. TERMINATION. This Agreement may be terminated for cause as follows:

          5.2.1. by Tornado, if Licensee fails to make timely payment of any fees required under Section 4 hereof or provide royalty reports as required under Section 4 hereof, and any such failure is not remedied within ten (10) days after receipt by Licensee of written notice; or

          5.2.2. by Tornado immediately, if Licensee slanders or libels Tornado in a manner which has a material adverse impact on Tornado or misappropriate or misuses Tornado's trademarks or servicemarks.

          5.2.3. by Tornado, if Licensee breaches any material representation, warranty, term or condition under this Agreement, and Licensee fails to cure such breach within thirty (30) days after receipt by Licensee of written notice of such breach.

         5.2.4. by Licensee, if Tornado breaches any material representation, warranty, term or condition under this Agreement, and Tornado fails to cure such breach within thirty (30) days after receipt by Tornado of written notice of such breach.

         5.2.5. by Licensee, if Licensee determines in its sole discretion that it is no longer in Licensee's best interests to market the TEMS Service, by providing written notice to Tornado stating such termination.

5.3.     DUTIES UPON TERMINATION.

         5.3.1. Following termination of the License, Licensee shall (i) promptly discontinue use of the Software and shall either deliver to Tornado and/or destroy all Software and related materials furnished by Tornado, together with all copies of the Software (including erasing the Software from memory or data storage apparatus under the control of Licensee) and (ii) warrant in writing to Tornado within thirty (30) days of termination that the Software, related materials and all copies thereof (except as provided for above) have been either returned to Tornado and/or destroyed and erased from such memory and/or data storage apparatus.



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& TOBEY, LLP                                                                  11

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          5.3.2. Upon any termination of this Agreement: Sections 5.4, 6, 9,10, and 12 shall survive such termination.

          5.3.3. In the event of a termination by Licensee pursuant to Section 5.2.4, above, Licensee will only be responsible for the pro-rated fees payable to the date of such termination.

          5.3.4. No termination or cancellation of this Agreement shall affect
(i) the obligation of Licensee to make all payments to Tornado, which have become or will (prior to such termination or cancellation) become due hereunder or (ii) any liability for breach which existed immediately prior to such termination or cancellation.

     5.4. ORDERLY TRANSITION. For a period of one (1) year from the effective date of any termination of this Agreement, other than a termination by Tornado pursuant to Sections 5.2.1 or 5.2.2, Licensee shall have the option to retain a License to Use the Software in accordance with the terms and conditions of this Agreement, provided that Licensee has satisfied its payment obligations to Tornado pursuant to the terms of this Agreement and continues to pay all fees through the date Licensee ceases use of the Software. Tornado shall cooperate in a timely manner in all respects with Licensee so as to ensure an orderly transition, including, upon Licensee's written request and at Licensee's expense, assistance in converting files to a new operating system and/or a new hardware/software vendor.

6.       PROPRIETARY RIGHTS

     6.1.    TORNADO CONFIDENTIAL INFORMATION.

         6.1.1. Licensee acknowledges that, as between Licensee and Tornado, ownership of and title in and to the Tornado Confidential Information, the Software and all other Tornado Intellectual Property are and shall remain in Tornado. Licensee acquires only the right to use the Tornado Confidential Information under the terms and conditions of this Agreement and does not acquire any ownership rights or title in or to the Tornado Confidential Information. The grant of the License by Tornado to Licensee under Section 2 hereof is Licensee's only right to the Software. Furthermore, the grant of the License shall not restrict additional licensing by Tornado in any manner.

         6.1.2. Licensee shall not (except as otherwise permitted by this Agreement) copy, translate, disassemble, or decompile, nor create, by reverse engineering or otherwise, the Source Code from the object code of the Software licensed hereunder or use it to create a derivative work, unless authorized in writing by Tornado.



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& TOBEY, LLP                                                                  12

         6.1.3. Licensee shall not remove any proprietary, copyright, trademark, or service mark legend from any Tornado Confidential Information.

         6.1.4. Licensee agrees to accord the Software, Documentation (other than such Documentation as may be publicly disclosed by Tornado) and, if in the possession of Licensee at any time, the Source Code at least the same degree and methods of protection as such party undertakes with respect to its own similar Software, Source Code and/or confidential Documentation, as applicable, which degree of care and methods shall be at least in accordance with the degree of care and standards customary in the software industry for that type of property. Ownership of and title in and to the Tornado Confidential Information, the Software and all other Tornado Intellectual Property are and shall remain in Tornado, and ownership of and title in and to the Licensee Confidential Information and all other Licensee Intellectual Property are and shall remain in Licensee.

     6.2. PROTECTION OF CONFIDENTIAL INFORMATION. In order to protect the rights of Tornado and Licensee in their respective Confidential Information, Tornado and Licensee agree as follows:

         6.2.1. Neither party shall, without the other party's prior written consent, use the Confidential Information of the other party (except as contemplated by this Agreement) or disclose, provide, or make available any of the Confidential Information of the other party in any form to any person, except to bona fide employees, officers, directors or consultants of such party whose access is necessary to enable such party to exercise its rights and obligations hereunder. Each party agrees that prior to disclosing any Confidential Information of the other party to any bona fide employees, officers, directors or consultants, it will obtain from such bona fide employees, officers, directors and consultants a written acknowledgment that such bona fide employee, officer, director and consultant will be bound by the same terms as specified in this Section 6 with respect to the Confidential Information.

         6.2.2. Licensee and Tornado acknowledge that any disclosure to third parties of Confidential Information may cause immediate and irreparable harm to the owner of the disclosed Confidential Information; therefore, each party agrees to take all reasonable steps and the same protective precautions to protect the Confidential Information of the other party from disclosure to third parties as with its own proprietary and confidential information.

     6.3. DISPLAY OF COPYRIGHT NOTICE. Licensee shall not make any representation of ownership of the Software. If any portion of the Software documentation is used in the documentation of the service provided by Licensee using



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& TOBEY, LLP                                                                  13
the Software, the copyright notice must also be included in that documentation. The copyright notice must include the copyright notice of Tornado before the insertion of the copyright notice of any derivative product. The following is an acceptable version of the inserted copyright notice:

         Copyright(C)1999  Tornado Development, Inc.

     6.4. CREDIT. One initial screen and/or home page relating to the TEMS Service shall provide a notice positioned so that it is reasonably visible when the screen is viewed identifying the service offered to Subscribers by Licensee using the Software as part of the "Tornado Network" or such other name as may be designated by Tornado, and in a style, color and reasonable size to be designated by Tornado. Licensee further agrees to promote the network within the Territory.

7.       SUPPORT

     7.1. INCLUDED SUPPORT. During the Term of this Agreement (including Initial Term and any Renewal Terms), Tornado shall, upon request of Licensee, provide the following support to Licensee free of charge:

         7.1.1. Tornado shall provide telephone support consisting of, without limitation, answers to Licensee's questions concerning use of the Software and/or Documentation, assistance in solving problems encountered in Licensee's use of the Software and/or Documentation and for the reporting and correction of suspected Errors and shall provide the services described in Sections 7.1.2, 7.1.3, 7.1.4, 7.1.5, 7.1.6 and 7.1.7 24 hours per day, seven days per week
("MAINTENANCE PERIOD"). The services and support referenced in this Section
7.1.1 are collectively referred to herein as "SUPPORT".

         7.1.2. Tornado shall provide to Licensee and keep current, a list of persons and telephone numbers ("CALLING LIST") for Licensee to contact for Support. Such Calling List shall include: (1) the first person to contact for the answer or assistance desired, and (2) the persons in successively more responsible or qualified positions to provide the answer or assistance desired.

         7.1.3. If Licensee desires Support, Licensee shall contact Tornado's telephone Support service in accordance with the Calling List. Tornado shall make its best efforts to respond to Licensee's initial telephone call with off-site telephone consultation, assistance and advice relating to Support of the Software within 2 hours of Licensee's first call for Support or, as to requests for assistance not involving suspected Class 1 or 2 Errors, within thirty (30) minutes after the start of the next day and, in any event,

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& TOBEY, LLP                                                                  14

Tornado shall respond within one (1) hour of such allowed response times. If Tornado fails to so respond; or if Licensee is unable, after three or more calls within a fifteen (15) minute period, to reach Tornado's telephone Support service; or if the designated person from the Calling List is not available when Licensee makes contact with Tornado to obtain consultation and assistance, then Licensee shall attempt to contact the next more responsible or qualified person on the Calling List until contact is made and a designated person responds to the call.

         7.1.4. After Licensee reports a suspected Class 1 or 2 Error, Tornado shall provide a Correction or work around as soon as reasonably possible. Tornado shall consult with Licensee to convey the severity of the Error. If Tornado has not diagnosed and corrected a Class 1 or Class 2 Error on the same day as Licensee's initial telephone call, Licensee shall submit to Tornado a listing of output and such other data as Tornado may request and is reasonably available to Licensee in order to reproduce operating conditions similar to those present when Licensee detected such Error.

         7.1.5. For Class 1 Errors, Tornado shall respond, via telephone or otherwise, to Licensee's initial telephone call within thirty (30) minutes of such call, and shall provide a work around reasonable in Licensee's judgment, or a Correction, as soon as practicable, in any event within one day after receipt of output or other documentation of such Error. Tornado shall, upon Licensee's request, without limitation, assign fully-qualified technicians to work with Licensee until Tornado provides an acceptable work around in Licensee's reasonable judgment, or a Correction.

         7.1.6. For Class 2 Errors, Tornado shall provide a work around reasonable in Licensee's judgment, or a Correction, in any event within five days after receipt of output or other documentation of such Error. Tornado shall, upon Licensee's request, without limitation, assign fully-qualified technicians to work with Licensee during regular business hours until Tornado provides an acceptable work around in Licensee's reasonable judgment, or a Correction.

         7.1.7. For Class 3 Errors, Tornado shall correct such Error by modifying the Software and/or Documentation no later than the tenth day after receipt of output or other documentation of such Error.

         7.1.8. On or before the initial installation of the Software, Tornado will create a graphical interface described in Attachment 7.1.8.

     7.2. EXCEPTIONS TO SUPPORT AGREEMENT. The below items are expressly excluded from the Support and, if provided by Tornado shall, as such, be invoiced at the then current engineering fees, which fees shall not exceed the lowest fees charged




TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                 15
by Tornado to similarly situated customers and/or licensees for similar maintenance or support (provided that strategic partners or equity investors shall not be considered "similarly situated" for this purpose):



          7.2.1. Support or maintenance of software not delivered by Tornado;

          7.2.2. Support or maintenance caused by causes other than normal use or maintenance caused by force majeure (such as, but not limited to fire, flood, failure of electrical power or air-conditioning);

          7.2.3. Support or maintenance required by use of the Software with hardware other than the Designated Servers, or operation of the Software other than in conformity with applicable Documentation or from the failure of Licensee to operate and maintain the Hardware Environment in accordance with applicable operating instructions;

          7.2.4. Support or maintenance or installation of any Modification or Extension that was not developed with Tornado's participation; and

          7.2.5. Support or maintenance of the Software which is not the most recent Release made available by Tornado to Licensee shall cease on the first anniversary of the release of the most recent Release made available by Tornado to Licensee;

     7.3. TERMINATION OF SUPPORT. Tornado shall have the right to terminate all Support of the Software upon one (1) year written notice to Licensee. Upon termination of Support by Tornado, Tornado shall provide to Licensee the Source Code solely and exclusively to the extent necessary, and for the purposes of Licensee providing its own support and maintenance for the Software.

     7.4. TRAINED PERSONNEL; SOFTWARE OPERATION. Licensee shall employ at all times competent, trained, full-time personnel who have been trained in operating, backing-up, and maintaining the Software in accordance with the Documentation and providing Subscriber Support. Licensee shall operate the Software in substantial compliance with the operating procedures and in the hardware environment specified in the Software Specifications and Documentation. Training can be given to Licensee by Tornado as an additional service which will be invoiced at the applicable training rates then published by Tornado, which rate shall not exceed the lowest rate charged by Tornado to similarly situated customers and/or licensees.



TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  16

     7.5. MODIFICATION AND EXTENSIONS.

         7.5.1. Licensee may make Modifications and Extensions for Use on the Designated Server(s) at the Designated Site(s) under the terms set forth in this
Section 7.5.

         7.5.2. Licensee shall not make any Modification to the Software without first offering Tornado the right to make such Modification at the consulting rates set forth on Tornado's then current rate sheet for similar consulting services, which rates shall not exceed the lowest rates charged by Tornado to similarly situated customers and/or licensees or "fair market" rates charged by third parties for comparable work. In the event that Licensee requests that Tornado make a Modification to the Software and Tornado declines to make the requested Modification, Licensee will be granted access (at no additional charge) to Tornado's Application Programming Interfaces/Software Developer Kit, or, at Tornado's election, in Tornado's sole discretion, the Source Code of the Software solely and exclusively to the extent necessary, and for the purposes of, the development of such Modification by the Licensee. Nothing under this Agreement requires Tornado to deliver the Source Code to permit Licensee to create a Modification. Licensee shall have the right to make or develop any Extension to the Software; provided, however, that if Licensee intends to use a third-party to make such Extension, Licensee shall offer Tornado the right to make such Extension on the same terms and prices as such third party. No access to the Source Code will be provided in connection with the development by Licensee of an Extension, however, Tornado will make available to Licensee and/or Licensee's agent access (at no additional charge) to Tornado's Application Programming Interfaces/Software Developer Kit.

         7.5.3. In the event Licensee with or without Tornado's participation develops any Modification (hereinafter referred to as a "LICENSEE MODIFICATION") to the Software, such Modification and all Intellectual Property developed in connection therewith will be the exclusive property of Tornado, and Licensee will not grant, either expressly or impliedly, any rights, title, interest, or licenses to such Modifications to any third party. Licensee shall be entitled to Use (at no additional charge) such Modifications on the Designated Server(s) at the Designated Site(s) under the terms set forth in this Agreement for the Use of the Software. Licensee agrees to execute (at the expense of Tornado) any and all assignments, deeds, applications, registrations and similar documentation reasonably requested by Tornado to vest title to such Modification in Tornado or to perfect Tornado's rights therein. At the time such Modification is developed, Tornado and Licensee will agree upon the representations and warranties to be made by Tornado with respect to such Modification and whether or not and the extent to which Tornado will indemnify Licensee against and hold Licensee harmless from claims of intellectual property infringement, misuse and/or misappropriation, unless Tornado in the exercise of its sole discretion notifies Licensee that such Modification is excluded from the warranties and indemnities of Tornado under this


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  17

Agreement prior to delivery of the Modification to the Licensee. Nothing under this Agreement requires Tornado to deliver the Source Code to permit Licensee to create a Modification.

         7.5.4. In the event Licensee without Tornado's participation develops any Extension (hereinafter referred to as a "LICENSEE EXTENSION") to the Software, Licensee shall have all rights, title, and interest in such Licensee Extension and all Intellectual Property developed in connection therewith subject to Tornado's rights in the Software. Notwithstanding the foregoing, Licensee agrees to negotiate in good faith with Tornado, so that Tornado might obtain a license to include the Licensee Extension in future Releases and sublicense the Licensee Extension in Releases upon commercially reasonable and mutually agreeable terms and conditions.

         7.5.5. In the event Tornado independently develops (at the written request of Licensee) any Modification to the licensed Software, such Modification and all Intellectual Property developed in connection therewith will be the exclusive property of Tornado, and Licensee will not grant, either expressly or impliedly, any rights, title, interest, or licenses to such Modification to any third party. Licensee shall be entitled to Use (without additional charge) such Modification on the Designated Server(s) at the Designated Site(s) under the terms set forth in this Agreement. Licensee shall pay to Tornado, Tornado's current engineering consulting rates for any such Modification, which rates shall not exceed the lowest rate charged by Tornado to similarly situated customers and/or licensees or "fair market" rates charged by third parties for comparable work (provided that strategic partners or equity investors shall not be considered "similarly situated" for this purpose).

         7.5.6. In the event Tornado develops either independently (at the written request of Licensee), or jointly with Licensee any Extension to the licensed Software, such Extension and all Intellectual Property developed in connection therewith will be the exclusive property of the party who paid for the development of such Extension. The party which paid for such development agrees that it will negotiate in good faith with the other party to grant the other party a license in such Extension upon commercially reasonable and mutually agreeable terms and conditions. If Licensee is deemed to be the owner of such Extension, Tornado agrees to execute (at the expense of Licensee) any and all assignments, deeds, applications, registrations and similar documentation reasonably requested by Licensee to vest title to such Extension in Licensee or to perfect Licensee's rights therein and Licensee agrees that the license to be granted to Tornado with respect to such Extension will include the right to sublicense the Extension in Releases upon commercially reasonable and mutually agreeable terms and conditions. If Tornado is deemed to be the owner of such Extension, Licensee agrees to execute (at the expense of Tornado) any and all



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& TOBEY, LLP                                                                  18
assignments, deeds, applications, registrations and similar documentation reasonably requested by Tornado to vest title to such Extension in Tornado or to perfect Tornado's rights therein. If Tornado is deemed to be the owner of such Extension, Licensee shall be entitled to Use such Extension on the Designated Server(s) at the Designated Site(s) under the terms set forth in this Agreement. At the time such Extension is developed, Tornado and Licensee will agree upon the representations and warranties to be made by Tornado with respect to which Extension and whether or not and the extent to which Tornado will indemnify Licensee against and hold Licensee harmless from claims of intellectual property infringement, misuse and/or misappropriation, unless Tornado in the exercise of its sole discretion notifies Licensee that such Extension is excluded from the warranties and indemnities of Tornado under this Agreement prior to delivery of the Extension to the Licensee. If the development of an Extension is to be paid for jointly, the parties will negotiate the ownership of the resulting Extension and any rights/obligations with respect to the licensing thereof prior to commencing the development of such Extension.

         7.5.7. The parties hereto agree that the granting of any rights, title, or interest to (i) Licensee in any Extension (including Licensee Extensions) shall not be construed by the parties hereto, or any court of law or equity, to mean that Tornado has granted or given up any rights, title or interest (other than the licenses expressly granted by this Agreement) in or to the Tornado Confidential Information or any part thereof and (ii) Tornado in any Extension (including Licensee Extensions) owned by Licensee shall not be construed by the parties hereto, or any court of law or equity, to mean that Licensee has granted or given up any rights, title or interest (other than the licenses expressly granted by this Agreement) in or to the Licensee Confidential Information or any part thereof.

         7.5.8. Licensee agrees to: (i) keep and maintain adequate and current records of all Modifications made by Licensee (which records shall be made reasonably available to Tornado) (ii) promptly disclose to Tornado and provide copies to Tornado of any Modifications made by Licensee; and (iii) insert in all copies of the Software as modified all copyright, trade secret, or other notices thereon or therein as Tornado may from time to time direct. With respect to Extensions owned by Licensee which were developed independently by Tornado or jointly by Tornado and Licensee, Tornado agrees to: (i) keep and maintain adequate and current records of all development work done by Tornado (which records shall be made reasonably available to Licensee) (ii) promptly disclose to Licensee and provide copies to Licensee of any development work performed by Tornado; and (iii) insert in all copies of the software comprising the Extension all copyright, trade secret, or other notices thereon or therein as Licensee may from time to time direct.


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& TOBEY, LLP                                                                  19

     7.6. NEW RELEASES. Tornado shall deliver to Licensee, at no charge, any Releases, along with updates or revisions to technical materials and other Documentation to the extent that they relate to the Release. Releases shall be delivered substantially contemporaneously with the delivery of such Release to any licensee of Tornado in the United States.

     7.7. SCOPE OF AGREEMENT. Software products developed by Tornado, other than the Software and any Release and any Modifications or Extensions thereto, are not subject to this Agreement.

8.       WARRANTIES

     8.1. WARRANTY PERIOD: WARRANTY. Tornado warrants that the Software will conform in all material respects to the functional Software Specifications as set forth in Attachment 1.23 hereto (the "Software Specifications") for 6 months following installation of the Software in a Designated Server (the "WARRANTY PERIOD") and will perform, when in Use without alteration (other than alterations made by or authorized by Tornado) on the Designated Server(s), in accordance with the Software Specifications. Tornado's warranty is subject to Licensee providing Tornado necessary access, including remote access, to the Software loaded on Designated Servers. Tornado does not warrant that the Software will operate uninterrupted or that it will be free from minor defects or errors which do not materially affect such performance or that the applications contained in the Software are designed to meet all of Licensee's or its Affiliates' business requirements.

                  Licensee must specifically identify to Tornado the nature of the perceived Error and specifically describe the conditions under which the perceived Error occurs. On Tornado's request, Licensee shall deliver such information in written form. Licensee shall provide Tornado with remote access test time and support on Licensee's Designated Server(s) sufficient to duplicate the problem, to verify that the problem is with the Software, and to confirm that the problem has been corrected.

     8.2. TORNADO'S OBLIGATION TO CORRECT DEFECTS. Should any component of the Software fail to conform in all material respects to the Software Specifications (a "Defect") therefor during the Warranty Period, Tornado shall, at Tornado's option, either correct the Defect by bringing the performance of the Software into compliance with the Software Specifications or to provide a work-around providing commercially equivalent functionality. When Use of the Software is materially restricted by a reported Defect and Licensee expressly so states in written form, Tornado shall use commercially reasonable efforts to commence work on correcting the Defect no later than the first working day after its receipt of written notice, subject in each case to the





TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  20
provisions of this Section 8. Notwithstanding anything to the contrary contained herein, in the event that Tornado fails to deliver a correction of the Defect or work-around providing commercially equivalent functionality within 45 days of its receipt of written notice of such Defect, Licensee may, at its sole option, terminate the License granted hereunder and obtain a full refund of the payments paid hereunder.

     8.3. CORRECTION OF ERRORS. Tornado will deliver a correction of the Defect or work-around in writing and, if appropriate, in machine-readable form. Any installation shall be the responsibility of Tornado unless otherwise agreed to in writing by the parties. Licensee shall provide the support of its trained employees to assist any installation by Tornado and shall be solely responsible for building, backing up and/or restoring files, databases and communications facilities and for providing an appropriate Hardware Environment.

     8.4. OWNERSHIP OR RIGHT TO LICENSE WARRANTY. Tornado warrants that it either owns or has the right to license all property included in the Software.

     8.5. VIRUS WARRANTY. Tornado warrants that the Software does not contain and Licensee will not receive from any Tornado data transmission via modem or other Tornado medium any virus, worm, trap door, back door, timer or clock that would erase data or programming or otherwise cause the Software to become inoperable or incapable of being used in accordance with Software Specifications.

     8.6. YEAR 2000. Tornado represents and warrants that the Software accurately processes date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the 20th and 21st centuries, including leap year calculations. Without limiting the generality of the foregoing, Tornado further represents and warrants (a) that the Software will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (b) that the Software has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (c) that the Software includes "year 2000 capabilities." For the purposes of this Agreement, "year 2000 capabilities" means the Software (i) will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and (ii) provides that all date-related user interface functionalities and data fields include the indication of century.





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& TOBEY, LLP                                                                 21

     8.7. SCOPE OF WARRANTY. The warranty set forth in this Section 8 shall not apply: (i) to any Licensee Extension or Licensee Modification, or (ii) if the Defect is caused by a Licensee Modification or Licensee Extension; or (iii) if the Software is not installed on a Designated Server or at a Designated Site; or
(iv) if Licensee does not provide access, including remote access, to the Software as required under Section 8.1; or (v) if the Defect has been corrected in a Release which has been made available to Licensee at no additional charge and the installation will not have a material adverse affect on the operation of Licensees Business (other than as may result from the failure of Licensee to operate and maintain the Software and Hardware Environment in accordance with the operating instructions contained in the Documentation) and, in the case of the Hardware Environment, any applicable user instructions or entail any material cost to Licensee; or (vi) if the Defect is caused by a third-party database or Third Party Software malfunction. Tornado shall, to the extent permitted by its licenses with third party licensors, pass through to Licensee any warranties on Third Part Software.

     8.8. EXPRESS DISCLAIMER. EXCEPT AS SET FORTH HEREIN, TORNADO DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY WAIVED.

9.       LIMITATION OF LIABILITY

     9.1 LIMITATION OF DAMAGES. Except as may result from willful breach of this Agreement, in no event shall Tornado be liable for any special, incidental, indirect or consequential damages of any kind, resulting from its performance or failure to perform pursuant to the terms of this Agreement or any of the attachments hereto, or resulting from the furnishing, performance, or use or loss of use of the Software or other materials delivered to Licensee hereunder, including, without limitation, any interruption of business, whether resulting from breach of contract, breach of warranty, or any other cause (including negligence), even if Tornado has been advised of the possibility of such damages. Except as may result from willful breach of this Agreement or from breach of the provisions of Section 6, in no event shall Licensee be liable for any special, incidental, indirect or consequential damages of any kind, resulting from its performance or failure to perform pursuant to the terms of this Agreement or any of the attachments hereto even if Licensee has been advised of the possibility of such damages.

     9.2. MAXIMUM LIABILITY. Tornado's total liability to Licensee from any and all causes and under all provisions of this Agreement shall be limited to two times the total




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& TOBEY, LLP                                                                  22
amount of License Fees and/or Royalty Fees actually paid by Licensee to Tornado under this Agreement during the most recently ended Contract Year. Tornado's limitation of liability is cumulative with all Licensee's payment being aggregated to determine satisfaction of the limit. The existence of more than one claim shall not enlarge or extend the limit.



10.      INDEMNIFICATION.

     10.1. INFRINGEMENT INDEMNIFICATION OF LICENSEE. Tornado shall, at its sole option, either reimburse Licensee for the cost of defense, or defend a suit or proceeding brought against Licensee, but only to the extent such suit or proceeding is based on a claim that the Software, solely as furnished by Tornado to Licensee under this Agreement, constitutes infringement of any United States patent or registered copyright, and Tornado shall pay, or at its sole option, reimburse Licensee for damages and costs finally awarded therein by a court against Licensee with respect to said matter, provided that Tornado is promptly informed and furnished with notice of the alleged infringement and is given authority, information and assistance necessary to settle, compromise or litigate said suit or proceeding. Following notice of a claim or of a threatened or actual suit, Tornado may, without obligation to do so, at its sole option,
(i) procure for Licensee the right to continue to use the Software as furnished, or (ii) replace or modify the Software to make it non-infringing, or (iii) discontinue the license for the Software and refund the license fee paid for it, less the reasonable value for the use of the Software; provided, however, Tornado shall not have the right to discontinue the license for the Software unless and until it has utilized reasonable commercial efforts to make available the remedies set forth in clauses (i) and (ii). Tornado shall not be obligated to defend, or be liable for costs and damages, if the infringement or claim thereof arises out of and would not have occurred but for: (i) use or combination of the Software with products not provided or authorized by Tornado,
(ii) use of other than the latest unmodified release of the Software made available to Licensee by Tornado, if such infringement would have been avoided by the use of such release of the Software and such release has been made available to Licensee at no additional charge and the installation of such release will not have any material affect upon the operation of Licensee's business or entail any material cost to Licensee, (iii) modification of the Software by Licensee; (iv) Use of the Software after receiving notice from Tornado to discontinue Use thereof pursuant to clause (iii) of the immediately preceding sentence, or (v) other fault or action of Licensee.

           THE FOREGOING STATES THE EXCLUSIVE REMEDY OF LICENSEE IN THE EVENT OF A CLAIM OF INFRINGEMENT.




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& TOBEY, LLP                                                                  23

     10.2. INDEMNIFICATION WITH RESPECT TO CONFIDENTIAL INFORMATION. Licensee shall indemnify Tornado against all claims, liabilities, and costs, including reasonable attorneys' fees, reasonably incurred in the defense of any claim (other than for the infringement by the Software of intellectual property rights of third parties) arising out of Licensee's unauthorized Use of the Software, Documentation, and other Tornado Confidential Information, licensed under this Agreement, provided that, Tornado promptly notifies Licensee in writing of such claim and that Licensee is permitted to control fully the defense and any settlement of the claim. Tornado shall indemnify Licensee against all claims, liabilities, and costs, including reasonable attorneys' fees, reasonably incurred in the defense of any claim arising out of Tornado's unauthorized use of the Licensee Confidential Information and/or Licensee Intellectual Property, provided that, Licensee promptly notifies Tornado in writing of such claim and that Tornado is permitted to control fully the defense and any settlement of the claim.

     10.3. TORNADO'S RIGHT TO COMMENCE INFRINGEMENT ACTIONS. Tornado alone shall be responsible for taking such actions which it determines are reasonably necessary or desirable in its sole discretion in connection with any infringement or alleged infringement by a third party of any portion of the Software and Documentation. Licensee shall not undertake any action in response to any infringement or alleged infringement of the Software and Documentation without the prior written consent of Tornado, which consent shall not be unreasonably withheld or delayed. Licensee agrees to cooperate with and assist Tornado in taking whatever action (including consenting to being named as a party to any suit or other proceeding) which Tornado determines to be reasonably necessary or desirable. Tornado agrees to reimburse Licensee for reasonable legal fees and other expenses incurred in connection with investigating or defending any such claim, suit, damage, or loss.

11.      ARBITRATION

         Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order or other provisional remedy to preserve the status quo or prevent irreparable harm pending the selection and confirmation of a panel of arbitrators, and for the right of Tornado to bring suit on an open account for any payments due Tornado hereunder, any controversy dispute arising out of relating to this Agreement (including the interpretation of any of the provisions hereof), whether arising in contract, tort or any other legal theory, and whether based on federal, state or local statute or common law and regardless of the identities of any other defendants (a "Dispute"), shall be settled by arbitration in accordance with Attachment 11 hereto. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any Member except (a) an action to compel arbitration pursuant to this Section 11 or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 11.






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& TOBEY, LLP                                                                  24

12.      NONSOLICITATION

         Neither Tornado nor Licensee shall hire any employee, contractor or consultant of the other party for a period of two years from the later of the effective date of this Agreement or the termination of support services by Tornado.

13.      ASSIGNMENT

         Subject to the following sentence, this Agreement is personal to Licensee, and Licensee may not, without Tornado's prior written consent (which consent may not be unreasonably withheld or delayed), assign, delegate, sublicense, pledge, or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement, or the Tornado Confidential Information, to any party. Notwithstanding the foregoing, Licensee shall be permitted to assign this Agreement to any Affiliate of Licensee, or to make a sublicense to an Affiliate of Licensee, or any other third party who acquires all or substantially all of the assets of Licensee, or otherwise acquires all or substantially all of the equity interests in Licensee by means of sale of stock, merger or consolidation (each, a "Permitted Assignment"). Any Permitted Assignment of this Agreement shall provide that the provisions of this Agreement shall continue in full force and effect and, in the case of a Permitted Assignment to an Affiliate, that Licensee shall guarantee the performance of its assignee and shall remain liable for all obligations hereunder.

14.      GENERAL PROVISIONS

     14.1. AGREEMENT BINDING. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     14.2. CONSENTS. Whenever this Agreement requires that the consent or approval of a party, unless specifically stated to the contrary, such consent or approval may be withheld or denied by such party in the exercise of such party's sole and absolute discretion

     14.3. RIGHTS TO INJUNCTIVE RELIEF. Both parties acknowledge that remedies at law may be inadequate to provide Tornado or Licensee with full compensation in the event of Licensee's material breach of Sections 2 or 6, or Tornado's material breach of Section 6 with respect to Licensee Confidential Information, and that the non-breaching party shall therefore be entitled to seek injunctive relief in the event of any such material breach.




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& TOBEY, LLP                                                                  25

     14.4. ENTIRE AGREEMENT. This Agreement and each Attachment hereto and each other agreement referenced herein constitute the complete and exclusive statement of the agreement between Tornado and Licensee, and all provisions representations, discussions, and writings are merged in, and superseded by, this Agreement. This Agreement may be modified only by a writing signed by both parties. This Agreement and each Attachment hereto shall prevail over any additional, conflicting, or inconsistent terms and conditions which may appear on any purchase order or other document furnished by Licensee to Tornado or by Tornado to Licensee.

     14.5. SEVERABILITY. It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     14.6. NO WAIVER. If either party should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision hereof.

     14.7. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and which shall together constitute one Agreement.

     14.8. PUBLICITY. Neither party shall use the name of the other in publicity, advertising, or similar activity, without the prior written consent of the other, except that Licensee hereby consents to Tornado's inclusion of Licensee's name in customer listings which may be published as part of Tornado's marketing efforts.

     14.9. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state of California without reference to its conflicts of law principles. In the event of any conflicts between foreign law, rules, and regulations, and United States of America law, rules, and regulations, United States of America law, rules, and regulations shall prevail and govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this agreement.

     14.10. NOTICES. All notices or reports which are required or may be given pursuant to this Agreement shall be in writing and shall be deemed duly given when delivered to the respective executive offices of Tornado and Licensee at the addresses first set forth above.



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& TOBEY, LLP                                                                  26

     14.11. FORCE MAJEURE. Any delay or nonperformance of any provision of this Agreement caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, and the time for performance of such provision, if any, shall be deemed to be extended for a period equal to the duration of the conditions preventing performance.

     14.12. EXPORT CONTROLS. Licensee understands that there have been and may, in the future, be promulgated by the Office of Export Administration of the United States Department of Commerce, the United States Department of State and certain other departments and agencies of the United States of America, rules and regulations governing the export or re-export of the Software, Licensee agrees to comply fully with all such applicable rules and regulations and the laws related thereto and to adopt such policies and procedures in connection with the marketing of the Software as may be required thereby.

     14.13. CUSTOMS AND DUTIES. Licensee shall be responsible for and obtain any and all customs, import and other governmental authorizations and approvals and visas in connection with this Agreement. Tornado's obligations hereunder shall be subject to confirmation of the grant of all such authorizations and approvals, Licensee shall be responsible for all customs clearance charges, customs fees and other costs and expenses arising in connection therewith.

     14.14. EXPORT. Licensee hereby agrees that Licensee will not export, directly or indirectly, any U.S. source Software acquired from Tornado to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from (a) the United States Department of Commerce or other agency of the United States Government when required by an applicable statute or regulation, and (b) Tornado, which consent Tornado may withhold if such export would, in the reasonable business judgment of Tornado, be detrimental to the interests of Tornado.

     14.15. GOVERNING LANGUAGE. This Agreement is in the English language only, and all communications between the parties relative to this Agreement shall be conducted in the English language only.

     14.16. CURRENCY AND PAYMENT. All amounts payable to Tornado hereunder shall be calculated and payable in United States Dollars. For purposes of any determination of amounts payable to Tornado hereunder, any amounts denominated in any currency other than U.S. Dollars (a "LOCAL CURRENCY") shall be converted into U.S. Dollars based upon the Local Currency/U.S. Dollar exchange rate upon the date of invoice therefor, as reported by the United States edition of the Wall Street Journal. This Agreement is an international transaction in which the specification of U.S. Dollars




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& TOBEY, LLP                                                                  27
and payment in California is of the essence, and U.S. Dollars shall be the currency of account in all events. The payment obligations of the parties shall not be discharged by an amount paid by the payee in another currency or at another place, whether pursuant to a judgment or otherwise unless such payment is accepted by payor in the exercise of its sole and absolute discretion.


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& TOBEY, LLP                                                                  28

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement to become effective as of the date first above written.

         "TORNADO"

         TORNADO DEVELOPMENT, INC.

         By:  Kevin Torf

         Title:  Chief Executive Officer

         Date:  April 15, 1999


         "LICENSEE"

         QORUS.COM, INC.

         By:  Jack Woodruff

         Title:  Chief Financial Officer

         Date:  April 15, 1999



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& TOBEY, LLP                                                                  29

                                  ATTACHMENT 11

                             ARBITRATION PROVISIONS


         1. Rules; Jurisdiction. Any Disputed Matter shall be settled by arbitration that must be conducted in the County of Los Angeles, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect (but not under the auspices of the AAA), and subject to the provisions of Title 9 of Part 3 of the California Code of Civil Procedure or any successor statute ("Title 9"). To the extent the AAA Rules conflict with, or are supplemented by, the provisions of Title 9, the provisions of Title 9 shall govern and be applicable. However, in all events the arbitration provisions provided herein shall govern over any conflicting rules that may now or hereafter be contained in either the AAA Rules or Title 9. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction of the subject matter thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter. The parties hereby submit to the in personam jurisdiction of the Superior Court of the State of California for the County of Los Angeles and the United States District Court for the Central District of California for purposes of confirming or enforcing an arbitral award, including without limitation an award of equitable relief, and entering judgment thereon. The parties hereto waive any and all objections that they may have as to jurisdiction or venue in any of the above courts.

         2. Compensation of Arbitrators. Any such arbitration shall be conducted before a panel of three arbitrators who shall be compensated for their services at a rate to be determined by the parties, but based upon reasonable and customary hourly or daily consulting rates for the neutral arbitrator in the event the parties are not able to agree upon the arbitrators' rate of compensation.

         3. Selection of Arbitrators. Within fifteen (15) calendar days of notice by a party seeking arbitration under this provision, the party requesting arbitration shall appoint one person as an arbitrator and within fifteen (15) calendar days thereafter the other party shall appoint the second arbitrator. Within fifteen (15) days after the appointment of the second arbitrator, the two arbitrators so chosen shall mutually agree upon the selection of the third impartial and neutral arbitrator who shall be an attorney-at-law with a background or training in computer law. In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the AAA Rules for the



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& TOBEY, LLP                                                                  30
selection of such an arbitrator shall be followed, except that the selection shall be from such departments or groups and certified accounting firms as are described in the immediately preceding paragraph. If the other party shall fail to designate the second arbitrator, the sole arbitrator appointed shall have the power to appoint, in his or her sole discretion, both the second and third arbitrators. If a party fails to appoint a successor to its appointed arbitrator within fifteen (15) days of the death, resignation or other incapacity of such arbitrator, the remaining two arbitrators shall appoint such successor. The majority decision of the arbitrators will be final and conclusive upon the parties hereto.

         4. Payment of Costs. Each party hereby agrees to pay one half the costs of the compensation of the arbitrators, the costs of transcripts and all other expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration, which shall be determined by the arbitrators, shall be entitled to an award of attorneys' fees and costs, and the arbitrators' fees and costs, and all other costs of the arbitration shall be paid by the losing party.

         5. Evidence. All testimony of witnesses at any arbitration proceeding held pursuant to these provisions shall be taken under oath, and under the rules of evidence as set forth under the Evidence Code of California and judicial interpretations thereunder.

         6. Discovery. The parties shall be entitled to conduct discovery proceedings in accordance with the provisions of Section 1283.05 of the California Code of Civil Procedure.

         7. Burden of Proof; Basis of Decision. For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceedings except where otherwise specifically provided in the Agreement to which this is attached, and the decision shall be based on the application of California law (as determined from statutes, court decisions, and other recognized authorities) to the facts found by the arbitrators.

         8. Judgment. Upon the conclusion of any arbitration proceedings hereunder, the arbitrators shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by them and shall deliver such documents to each party to the Agreement along with a signed copy of the award in accordance with Section 1283.6 of Title 9.




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& TOBEY, LLP                                                                  31

         9. Terms of Arbitration. The arbitrators chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of the Agreement.

        10. Exclusive Remedy. Except as specifically provided in this Attachment or in the Agreement to which it is attached, arbitration shall be the sole and exclusive remedy of the parties for any Disputed Matter.

        11. Arbitration Confidential. Neither party will disclose the existence of any arbitration proceedings hereunder, nor the outcome thereof, except: (i) insofar as such disclosure is reasonably necessary to carry out and make effective the terms of this Agreement, including without limitation, pleadings or other documents filed seeking entry of judgement upon an award of the arbitrators; (ii) insofar as a party hereto is required by law to respond to any demand for information from any court, governmental entity, or governmental agency, or as may be required by federal or state securities laws; (iii) insofar as disclosure is necessary to be made to a party's independent accountants for tax or audit purposes; (iv) insofar as disclosure is necessary to be made to a party's attorneys for purposes of rendering advice or services relating to this Agreement; and (v) insofar as the parties may mutually agree in writing.

        12. Notice; Language. Notice of arbitration sent to the other party by using the following means shall be deemed good and sufficient notice of service:
Notices shall be in writing, in English, shall be sent by certified or registered air mail with postage prepaid, return receipt requested, or by hand delivery. Such communications shall be deemed given and received upon delivery, if hand delivered; or five (5) days of mailing, if sent by certified or registered mail. Notices to any party shall be sent to such party's address set forth in the first paragraph of this Agreement (or to such address as such party may designate pursuant to the provisions of Section 14.10 of this Agreement. The arbitration proceedings shall be in the English language.



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& TOBEY, LLP                                                                  32

                                 ATTACHMENT 1.8

                        Level 1 Critical Failures on TEMS

TS - The Lightweight Translation Gateway Service between the TEMS Core system and a RACS. This service responds to connections made by a RACS into the core TEMS system. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by TS.

SMTP - The SMTP compliant Lightweight Translation Gateway Service between public SMTP based internet services and the TEMS Core system. This service responds to the public internet SMTP port and receives all SMTP formatted email. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by SMTP.

POP3 - The POP3 compliant Lightweight Translation Gateway Service between public POP3 based email clients and the TEMS Core system. This service responds to the public internet POP3 port and receives and handles all POP3 formatted requests from POP3 clients. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by POP3.

CreateAccounts -        The service responsible for account provisioning. This
                        service is responsible for creating/editing/deleting the proper account provisioning information on the Operating
                        System level of TEMS. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by CreateAccounts.

PollPOP3 -              The POP3 compliant Lightweight Translation Gateway
                        Service that pulls down other internet based POP3 email into the TEMS system. This service is responsible for the scheduled delivery of outside POP3 email into the TEMS system. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by PollPOP3.




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& TOBEY, LLP                                                                  33

Netscape Web Srv-         Netscape Enterprise Web Server. This server is the
                          main HTTP and HTTPS server for the TEMS system. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by Netscape Web Srv.

Oracle Enterprise -       The main Oracle database that is the core of the TEMS
                          system. This is the core of the TEMS system and is critical for any and all aspects of TEMS to function properly. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by Oracle
                          Enterprise.


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& TOBEY, LLP                                                                  34

Oracle Web Srv -        The main Oracle web server that is responsible for
                        allowing socket connections to the TEMS API (Application
                        Program Interface) layer. This service is the main API gateway for all other TEMS based systems. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by Oracle Web Srv.

Oracle Report Srv -     The Oracle report server that is responsible for
                        generating real time invoice reports. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by Oracle Report Srv.

Email Agent -           The main component of the TEMS system that is
                        responsible for sending outgoing e-mail. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by Email Agent.

Fax Agent -             The main component of the TEMS system that is
                        responsible for sending outgoing fax requests to the RACS. It is considered to be unavailable if five percent
                        (5%) or more of the Subscribers are not receiving the functionality to be provided by Fax Agent.

Page Agent -            The main component of the TEMS system that is
                        responsible for sending outgoing page requests to the RACS. It is considered to be unavailable if five percent
                        (5%) or more of the Subscribers are not receiving the functionality to be provided by Page Agent.

DID Agent -             The main component responsible for updating RACS with
                        new phone number information. It is considered to be unavailable five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by DID Agent.

Alert Agent -           The main component responsible for generating alert
                        notifications (email, page, fax). It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by Alert Agent.


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& TOBEY, LLP                                                                  35

RACS Fax Srv -          The main RACS service that is responsible for sending
                        and receiving Voice calls and Faxes. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by RACS Fax Srv.

RACS Pag Srv -          The main RACS service that is responsible for sending
                        outgoing pages. It is considered to be unavailable if five percent (5%) or more of the Subscribers are not receiving the functionality to be provided by RACS Pag
                        Srv.



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& TOBEY, LLP                                                                  36

                                 ATTACHMENT 1.10

DESIGNATED SERVER

Production Server -
                    -----------------------------------------------
Backup Server -
                ---------------------------------------------------

DESIGNATED SITE

Production Server -
                    -----------------------------------------------
Backup Server -
                ---------------------------------------------------

TERRITORY

United Kingdom
United States


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& TOBEY, LLP                                                                  37

                                 ATTACHMENT 1.15


           CONFIGURATION OF FACILITIES AND TECHNICAL REQUIREMENTS FOR
                   RECEIVING AND TRANSMITTING TRANSACTION DATA


Each facility that operates a production server requires the following:

Dual Internet access from different providers adequate to handle the appropriate traffic (Estimate One T1 per 2000 subscribers)

Dual Telephony circuits adequate to handle the appropriate traffic (Estimate One T1 per 4000 subscribers)

Firewall service dedicated to limit connectivity to the production server

Uninterrupted power supply with adequate battery backup to provide a controlled shutdown of all services

Backup production server in the event of a hardware failure

Backup RACS in the event of a hardware failure

Tape backup system adequate to backup all data nightly


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& TOBEY, LLP                                                                  38

HARDWARE

         DISK STORAGE
         Boot Drive                      4GB
         Basic Services                  4GB
         Oracle General                  20GB (5*4GB)
         Oracle Profiles                 2MB per user
         User Data                       20MB per user
         MEMORY
         Base Memory                     512MB
         User Memory                     500KB per processes
         PROCESSOR FOR THE 3000
         Box                             4 Processor
         1ST Processor                   1 Processor per 1000 simultaneous users
         Processor                       1 Processor per 2000 simultaneous users

TELECOMMUNICATIONS

         DISK STORAGE
         Drive Space                     1GB per 24 Channels
         MEMORY
         Base Memory                     64MB
         User Memory                     64MB per 24 Channels
         PROCESSOR FOR CUBIX
         Processors                      2 Processor per 168 Channels
         Box                             2 Processor


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& TOBEY, LLP                                                                  39

EXAMPLE 100,000 USERS

         Registered Users                100,000
         Simultaneous users              7,000 (7% users)
         Channels                        700 (10% simultaneous users)
         SERVER
         Boot Drive                      4GB Drive
         Basic Services                  4GB Drive
         Oracle General                  20GB (5*4GBB) Drive
         Oracle Profiles                 200GB (2MB*100,00) Drive
         User Data                       2TB (20MB*100,00) Drive
         Base Memory                     512MB Ram
         User Memory                     3,5GB Ram (500KB*7000)
         Processor                       4 Processor
         TELECOM
         Box                             5 (700 Channels/168)
         Drive Space                     7GB Per Box (1GB*(168/24))
         Base Memory                     64MB Per Box
         User Memory                     448MB Per Box (64MB*(168/24))

EXAMPLE 10,000 USERS

         Registered Users                10,000
         Simultaneous users              700 (7% users)
         Channels                        70 (10% simultaneous users)
         SERVER
         Boot Drive                      4GB Drive
         Basic Services                  4GB Drive
         Oracle General                  20GB (5*4GBB) Drive
         Oracle Profiles                 20GB (2MB*10,000) Drive
         User Data                       200GB (20MB*100,00) Drive
         Base Memory                     512MB Ram
         User Memory                     350MB Ram (500KB*700)
         Processor                       1 Processor
         TELECOM
         Box                             1 Box
         Drive Space                     3GB Per Box (1GB*(70/24))


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& TOBEY, LLP                                                                  40

         Base Memory                     64MB Per Box
         User Memory                     192MB Per Box (64MB*(70/24))


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& TOBEY, LLP                                                                  41

                                 ATTACHMENT 1.21



TEMS - SERVER SOFTWARE

The server consists of the following software:

Solaris Operating System                    - Sun Microsystems
Solaris Patches                             - Sun Microsystems
Oracle Database                             - Oracle
Oracle Patches                              - Oracle
Oracle Web Server                           - Oracle
Oracle Report Server                        - Oracle
TEMS Oracle Install Scripts                 - Tornado Development
TEMS Compiled Applications                  - Tornado Development
TEMS File System Installation               - Tornado Development
Netscape Web Server                         - Netscape
TEMS Web Front End                          - Tornado Development

TEMS - RACS SOFTWARE

The RACS consists of the following software:

Microsoft NT                                - Microsoft
Microsoft Service Packs                     - Microsoft
TEMS Boot Service                           - Tornado Development
TEMS Fax Service                            - Tornado Development
TEMS Page Service                           - Tornado Development


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& TOBEY, LLP                                                                  42

                                 ATTACHMENT 1.22

                               The TEMS Technology

                                  The Database

TEMS is, at its heart, a relational database with the ability to manage and manipulate arbitrary objects with very little overhead. These objects, whether they be audio, text, video, or any other complex structure, are transformed into a neutral object (TMS Object) that is then identified and cataloged into the database. Each of these TMS Objects are tagged with `header' information describing their contents (e.g. owner, mime type, sub type, size, date, subject, from, to, etc.). With this information, the database is able to quickly determine what to do with these objects (e.g. save it, copy it to other users, send it, schedule it for delivery at a later time, etc.).

Light Weight Translation Service (LWTS pronounced `lightweights')

The LWTS is a set of applications built on standard TEMS API's that are able to take these TMS Objects along with instruction from the database and manipulate them in almost any way imaginable. The TEMS smtp, pop3, pollpop3, TS, IMAP4, LDAP, MAPI, and HTTP services are all examples of LWTS's. The power of a LWTS comes from its rather simplistic design goal - to translate a known message format into another known message format. Each LWTS is designed with one input and one output path. Its job is then to take whatever it receives through it's input, translate it into something that is compatible with it's output, and send it to its next destination.

Summary

The true potential and flexibility of the TEMS messaging platform becomes apparent when both the database the LWTS are brought together and the interaction and responsibilities of each are understood.

The database is responsible for keeping track of the presence and state of information pertaining to transactions. Each transaction has defining features such as owner, time of transaction, destination, etc. It keeps track of where the messages are from, where they are going, the cost of the transaction, etc. It however, does not keep track of the contents of the message nor does it worry about the particular format of that message. That is the job of the LWTS.


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& TOBEY, LLP                                                                  43

The LWTS then only worries about what the original format of the message is, whether it can translate it to the destination format, and then whether it can then transmit it to the destination. Because the LWTS have been designed to be modular, they can be placed anywhere in the world with an Internet connection and thus, alleviating the resource overhead of the central database system. The database is left to control the flow of information (much like a traffic sign) while the remotely located LWTS are left to carry that information to other destinations (much like automobiles). This allows the central database system to handle millions of transactions with very little overhead.

With these features and the robust TEMS API set of over 150 procedures, almost any kind of information can be transformed into neutral TMS objects, cataloged in the database, and manipulated like any other message. All that would be required is to engineer the LWTS to `act' on the proprietary information objects.


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& TOBEY, LLP                                                                  44

                                 ATTACHMENT 1.25

TEMS' Features from the Computer

ACCESS TO INBOX FROM THE COMPUTER:
www.tems.com (with TEMS password and TEMS Login I.D.)

INBOX FROM THE COMPUTER:
Get messages from the TEMS server
Move messages to different folders
Delete messages from Inbox
View contents of different folders

E-MAIL MESSAGE RECEIVED FROM THE COMPUTER:
Read the e-mail
Reply to the e-mail (address book available)
Reply to all of the e-mail's recipients (address book available)
Forward the e-mail (address book available)
Delete the e-mail
Save the e-mail
Print the e-mail
Move the e-mail to another folder

VOICE MAIL MESSAGE RECEIVED FROM THE COMPUTER:
Listen to the voice mail as a .wav file
Forward the voice mail to an e-mail address (address book available) Delete the voice mail
Save the voice mail message
Save the voice mail attachment (.wav file)
Move the voice mail to another folder

FAX MESSAGE RECEIVED FROM THE COMPUTER:
View the fax in any of these file formats: .gif, .png. or .tms
Zoom in or out on the fax image
Forward the fax to an e-mail address (address book available)
Forward the fax to a fax number (address book available)
Delete the fax message


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  45

Save the fax message
Print the fax message
Save the fax attachment (.gif, .png or .tms file)
Move the fax to another folder

COMPOSE A MESSAGE FROM THE COMPUTER:
Send an e-mail to an e-mail address (address book available) Send an e-mail to a fax number (address book available)
Send an e-mail to a pager number (address book available) Send a fax to a fax number (address book available)
Send a page to a pager number (address book available)
Attach files to an e-mail

MANAGE FOLDERS FROM THE COMPUTER:
View contents of any folder
Create a folder or subfolder (except: Inbox, Outbox, Trash)
Delete a folder or subfolder (except: Inbox, Outbox, Trash)
Move a folder or subfolder (except: Inbox, Outbox, Trash)

ADDRESS BOOK FROM THE COMPUTER:
Add an e-mail address(es) to a message
Add a fax number(s) to a message
Add a pager number(s) to a message
Create new address book entries
View and Edit address book entries

SCHEDULER FROM THE COMPUTER:
Create, edit or delete a schedule for special delivery instructions for new e-mail, voice mail, fax or page.
Create, edit or delete events that make up a schedule
Activate or deactivate a schedule

MESSAGE STORAGE SETTINGS FROM THE COMPUTER:
View message storage space available
View message storage used
Designate how to handle message storage when it becomes full
Specify when to delete Trash folder messages


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  46

MESSAGE NOTIFICATION SETTINGS FROM THE COMPUTER:
Designate to send a page when an new e-mail, fax, voice mail arrives Specify to send a page when message storage becomes full

E-MAIL CONSOLIDATION FROM THE COMPUTER:
Pull in any number of non-TEMS e-mail accounts into the TEMS Inbox
View or change non-TEMS e-mail consolidation settings
Designate whether to leave non-TEMS e-mail message on original server after forwarding to the TEMS Inbox
Activate or deactivate any previously consolidated non-TEMS account
Select the color to label non-TEMS messages in the TEMS Inbox
Test the non-TEMS account for verification
Delete the non-TEMS account settings from E-mail Consolidation

FAX SETTINGS FROM THE COMPUTER:
Designate what type of file format to view fax messages with: .gif, .png, .tms

TEMS FAX VIEWER PLUG-IN FROM THE COMPUTER:
Download and install fax viewer
Rotate the image
Zoom the image
Scroll through multi-page faxes
View white on black or black on white
Save the fax image (.bmp, .png, .tms)
Open saved faxed images (.tms file)

TEMS FAX DRIVER PLUG-IN FROM THE COMPUTER:
Download and install the fax driver
Send faxes directly from most computer programs (i.e. MS Office)
Utilize the address book

ADD TEMS TO E-MAIL CLIENTS PLUG-INS FROM THE COMPUTER:
Download and install the e-mail client plug-ins
Use TEMS features with Eudora or MS Outlook/Exchange

TEMS ACCOUNT INFORMATION FROM THE COMPUTER:
View or change TEMS Password


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  47

View or change TEMS Login I.D.
View or change Personal information
View or change credit card information

TEMS TELCO CHARGE INFORMATION FROM THE COMPUTER:
View current Telco Charge balance
Designate the amount of the next Telco Charge Deposit
Specify whether to automatically charge credit card or to send an e-mail when Telco Charge Deposit reaches five dollars
View a summary report of Telco Charges
View a detailed report of Telco Charges
View past invoices

TEMS SUPPORT FROM THE COMPUTER:
Help screens on every page
TEMS User Guide downloadable in these formats: Word 97, Word 6.0, Word 4.0, Adobe Acrobat Reader
The shortened version of the TEMS User Guide, the TEMS Jump Start! is viewable online
Report a system bug to TEMS Customer Support
Contact TEMS Customer Support and TEMS Business Services

TEMS FEATURES FROM THE TELEPHONE

ACCESS TO INBOX FROM THE TELEPHONE:
TEMS General Number (with TEMS Extension Number)
[Optional] TEMS Personal Number (310 area code)
[Optional] TEMS Personal Number (800 number)

E-MAIL MESSAGE RECEIVED FROM THE TELEPHONE:
Hear an e-mail message
Reply to an e-mail message
Forward an e-mail message to an e-mail address (address book available) Forward an e-mail message to a fax number (address book available) Forward an e-mail message to a pager number (address book available) Delete e-mail message


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  48

VOICE MAIL MESSAGE RECEIVED FROM THE TELEPHONE:
Listen to voice mail message
Forward voice mail message to e-mail (address book available)
Delete voice mail message

FAX MESSAGE RECEIVED FROM THE TELEPHONE:
Access fax message
Forward fax message to a fax machine (address book available)
Forward fax message to an e-mail address (address book available)
Send a fax to a TEMS Member (if calling from a fax machine)

PAGE MESSAGE RECEIVED FROM THE TELEPHONE:
Send a page to a TEMS Member

COMPOSE A MESSAGE FROM THE TELEPHONE:
Send an e-mail message to an e-mail address (address book available) Send a fax to a fax number (address book available)
Send page to a pager number (address book available)

MANAGE TEMS ACCOUNT FROM THE TELEPHONE:
[Optional] Record TEMS voice mail greeting for TEMS General Number [Optional] Record TEMS voice mail greeting for TEMS Personal Number (310) [Optional] Record TEMS voice mail greeting for TEMS Personal Number (800) Activate TEMS Card (TEMS Card Users only)
Check TEMS Card Balance (TEMS Card Users only)
Recharge TEMS Card (TEMS Card Users only)


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  49

                                 ATTACHMENT 2.3

                            SOFTWARE ESCROW AGREEMENT


     This Software Escrow Agreement ("Agreement") is made as of this 15 day of April, 1999, by and between Tornado Development, Inc. ("Producer"), [Name of Escrow Service] ("Escrow Agent") and Qorus.com, Inc. ("Licensee").

                                    RECITALS

     A. Producer and Licensee are parties to that certain Software License Agreement (together with all exhibits, schedules and attachments thereto, the "License Agreement") being entered into concurrently with this Agreement, pursuant to which Licensee is licensing from Producer certain proprietary technology of Producer, which includes certain software referred to in the License Agreement as the "software".

     B. Producer intends to deliver to Escrow Agent source code for the Software in the form of a sealed package containing, among other things, source code (on magnetic tapes, disks, disk packs, or other forms of media) in machine and human readable form, and the written documentation prepared in connection therewith, and any subsequent updates or changes thereto (the "Deposit Materials"). Producer desires Escrow Agent to hold the Deposit Materials, and, upon certain events, deliver the Deposit Materials (or a copy thereof) to Licensee, in accordance with the terms hereof.

                                    AGREEMENT

     Now, therefore, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Delivery by Producer. Producer shall be solely responsible for delivering to Escrow Agent the Deposit Materials as soon as practicable. Escrow Agent shall hold the Deposit Materials in accordance with the terms hereof. Escrow Agent shall have no obligation to verify the completeness or accuracy of the Deposit Materials.


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  50

          2. Duplication; Updates.

               (a) Licensee shall be entitled to one (1) complete copy of the Deposit Materials without charge for copying.

               (b) Producer shall deposit with Escrow Agent any modifications, updates, new releases or documentation related to the Deposit Materials by delivering to Escrow Agent an updated version of the Deposit Materials ("Additional Deposit") as soon as practicable after the modifications, updates, new releases and documentation have been developed by Producer (but in no event later than thirty (30) days following development). Escrow Agent shall have no obligation to verify the accuracy or completeness of any Additional Deposit or to verify that any Additional Deposit is in fact a copy of the Deposit Materials or any modification, update, or new release thereof.

          3. Notification of Deposits; Verification of Deposits. Simultaneous with the delivery to Escrow Agent of the Deposit Materials or any Additional Deposit, as the case may be, Producer shall deliver to Escrow Agent and to Licensee a written statement specifically identifying all items deposited and stating that the Deposit Materials or any Additional Deposit, as the case may be, so deposited have been inspected by Producer and are complete and accurate.

     Licensee shall have the right, at Licensee's expense, to cause a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to Escrow Agent, then only Escrow Agent, or at Licensee's election an independent person or company selected and supervised by Escrow Agent, may perform the verification.

          4. Delivery by Escrow Agent. Escrow Agent shall deliver the Deposit Materials, or a copy thereof, to Licensee only in the event that:

               (a) Producer notifies Escrow Agent to effect such delivery to Licensee at a specific address; or

               (b) Escrow Agent receives from Licensee:


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  51

               (i) written notification of or that (a) Tornado is adjudged insolvent or makes a general assignment for benefit of creditors; (b) the filing of a petition by or against Tornado for relief under Title 11 of the United States Code which petition is not dismissed within a period of 90 days; (c) the appointment of a receiver or other custodian for the business or assets of Tornado; (d) a duly authorized officer of Tornado admits in writing Tornado's inability to pay its debts generally as they become due;
     (e) Tornado fails to provide Maintenance or Support as required pursuant to the License Agreement or (f)Tornado fails to provide the software modification tools/modules or access to the Source Code contemplated by
     Section 7 of the License Agreement. is not dismissed within a period of 90 days; (c) the appointment of a receiver or other custodian for the business or assets of Tornado; (d) a duly authorized officer of Tornado admits in writing Tornado's inability to pay its debts generally as they become due;
     (e) Tornado fails to provide Maintenance or Support as required pursuant to the License Agreement or (f)Tornado fails to provide the software modification tools/modules or access to the Source Code contemplated by
     Section 7 of the License Agreement. See Section 8 below.]

               (ii) a written demand that the Deposit Materials be released and delivered to Licensee;

               (iii) a written undertaking from the Licensee that the Deposit Materials being supplied to the Licensee will be used only as permitted under the terms of the License Agreement; and

               (iv) specific instructions from the Licensee for this delivery.

          (c) If the provisions of paragraph 4(a) are satisfied, Escrow Agent shall, within five (5) business days after receipt of the notification specified in paragraph 4(a), deliver the Deposit Materials in accordance with the applicable instructions.

          (d) If the provisions of paragraph 4(b) are met, Escrow Agent shall, within five (5) business days after receipt of all the documents specified in paragraph 4(b), send by certified mail to Producer a photostatic copy of all such documents. Producer shall have fifteen (15) days from the date on which Producer receives such documents ("Objection Period") to notify Escrow Agent of its objection ("Objection Notice") to the release of the Deposit Materials to Licensee and to request that the issue of Licensee's entitlement to a copy of the Deposit Materials be submitted to arbitration in accordance with the following provisions:


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  52

               (i) If Producer shall send an Objection Notice to Escrow Agent during the Objection Period, the matter shall be submitted to, and settled by arbitration pursuant to the arbitration procedures of Section 11 of the License Agreement and its Attachments, which provisions are incorporated herein by this reference. All costs of the arbitration incurred by Escrow Agent, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration; provided, however, if the arbitration is settled prior to a decision by the arbitrators, Producer and Licensee shall each pay 50% of all such costs.

               (ii) Producer may, at any time prior to the commencement of arbitration proceedings, notify Escrow Agent that Producer has withdrawn the Objection Notice. Upon receipt of any such notice from Producer, Escrow Agent shall reasonably promptly deliver the Deposit Materials to Licensee in accordance with the instructions specified in paragraph 4(b).

          (e) If, at the end of the Objection Period, Escrow Agent has not received an Objection Notice from Producer, then Escrow Agent shall reasonably promptly (but in no event later than ten (10) days) deliver the Deposit Materials to Licensee in accordance with the instructions specified in paragraph 4(b). Both Producer and Licensee agree that Escrow Agent shall not be required to deliver such Deposit Materials until all such fees then due Escrow Agent have been paid.

          (f) Escrow Agent shall release and deliver the Deposit Materials to Producer upon termination of this Agreement in accordance with paragraph 7(a) hereof.

          (g) Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Licensee shall have a non-exclusive, non-transferrable, irrevocable, royalty free, right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Licensee by the License Agreement. Licensee shall be obligated to maintain the confidentiality of the released Deposit Materials in accordance with the terms of the License Agreement.

          5. Indemnity. Producer and Licensee shall, jointly and severally, indemnify and hold harmless Escrow Agent and each of its directors, officers, agents, employees and stockholders ("Escrow Agent Indemnities") absolutely and forever, from


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  53
and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any Escrow Agent Indemnitee in connection with this Agreement or the performance of Escrow Agent or any Escrow Agent Indemnitee hereunder; provided, however, in no event will Producer or Licensee be required to indemnify or hold Escrow Agent harmless with respect to acts or omissions which constitute bad faith, willful misconduct or gross negligence.

          6. Disputes and Interpleader.

               (a) In the event of any dispute between any of Escrow Agent, Producer and/or Licensee relating to delivery of the Deposit Materials by Escrow Agent or to any other matter arising out of this Agreement, Escrow Agent may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys' fees and costs, shall be borne 50% by each of Producer and Licensee.

               (b) Escrow Agent shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

          7. Term. The term of this Agreement shall be concurrent with the term of that certain License Agreement, including all renewal terms, and this Agreement shall automatically terminate upon termination of such License Agreement. In the event of termination of this Agreement, Licensee and Producer shall pay all fees due Escrow Agent (borne 50% by each of Producer and Licensee) and either or both of Producer and Licensee shall promptly notify Escrow Agent that this Agreement has been terminated and that Escrow Agent shall return to Producer all copies of the Deposit Materials then in its possession.

          8. Fees. Licensee and Producer shall pay to Escrow Agent all applicable fees (borne 50% by each of Producer and Licensee) in accordance with Exhibit A as compensation for Escrow Agent's services under this Agreement. In the event of non-payment of any fees or charges invoiced by Escrow Agent, Escrow Agent shall give notice of non-payment of any fee due and payable hereunder to the Licensee and to Producer, and if such fees are not thereafter paid by Licensee and/or Producer within ten (10) [Licensee needs enough time to get through the demand process.] days


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  54
after receipt of notice from Escrow Agent, this Agreement shall terminate. [Annual fees should be paid sufficiently in advance of the due date that Licensee will be able to institute notice procedures to obtain access to Deposit Materials without having to cure Producer's default.]

          9. Ownership of Deposit Materials. The parties recognize and acknowledge that ownership of the Deposit Materials shall remain with Producer at all times.

          10. Bankruptcy. Producer and Licensee acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365 (n) of Title 11, United States Code (the "Bankruptcy Code"). Producer acknowledges that if Producer as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the License Agreement or this Agreement, Licensee may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Licensee to Producer or the Bankruptcy Trustee, Producer or such Bankruptcy Trustee shall not interfere with the rights of Licensee as provided in the License Agreement and this Agreement, including the right to obtain the Deposit Material from Escrow Agent.

          11. Miscellaneous.

               (a) Remedies. Except for actual fraud, gross negligence or intentional misconduct, Escrow Agent shall not be liable to Producer or to Licensee for any act, or failure to act, by Escrow Agent in connection with this Agreement. Any liability of Escrow Agent regardless of the cause shall be limited to the fees exchanged under this Agreement. Escrow Agent will not be liable for special, indirect, incidental or consequential damages hereunder.

               (b) Natural Degeneration; Updated Version. In addition, the parties acknowledge that as a result of the passage of time alone, the Deposit Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that Escrow Agent shall have no liability or responsibility to any person or entity for any Natural Degeneration. For the purpose of reducing the risk of Natural Degeneration, Producer shall deliver to Escrow Agent a new copy of the Deposit Materials at least once every three years.


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  55

               (c) Permitted Reliance and Abstention. Escrow Agent may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or entity. Escrow Agent shall have no duties or responsibilities except those expressly set forth herein.

               (d) Independent Contractor. Escrow Agent is an independent contractor, and is not an employee or agent of either the Producer or Licensee.

               (e) Amendments. This Agreement shall not be modified or amended except by another agreement in writing executed by the parties hereto.

               (f) Entire Agreement. This Agreement, including all exhibits hereto, supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and constitutes the entire agreement between the parties with respect to the matters contemplated herein. All exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein.

               (g) Counterparts; Governing Law. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles.

               (h) Confidentiality. Escrow Agent will hold and release the Deposit Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposit Materials, in accordance with the terms and conditions of this Agreement.

               (i) Notices. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid, at the address set forth below such party's signature to this Agreement. If delivered personally or by commercial overnight delivery service, the


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  56
date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

               (j) Survival. Paragraphs 5, 6, 9 and 10 shall survive any termination of this Agreement.

               (k) No Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                  57

                  IN WITNESS WHEREOF each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.

                                   DSI ESCROW

                                   By: Kathleen Cummings
                                   Title:  Sales Representative
                                   Address:  9555 Chesapeake Drive, Suite 200
                                             San Diego, California 92123
                                   Fax No. (619) 694-1900


                                   TORNADO DEVELOPMENT, INC.

                                   By:  Kevin Torf
                                   Title:  Chief Executive Officer
                                   Address: 1201 Morningside Drive, Suite 100
                                            Manhattan Beach, California  90266
                                   Fax No. (310) 546-6817


                                   QORUS.COM, INC.

                                   By:  Jack Woodruff
                                   Title:  Chief Financial Officer
                                   Address:  3875 Telegraph Road, A239
                                             Ventura, California 93003
                                   Fax No. (805) 652-0994



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& TOBEY, LLP                                                                 58

                                    EXHIBIT A

                                  FEE SCHEDULE


Fees to be paid by Licensee and Producer (borne 50% by each of Licensee and Producer) shall be as follows:


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& TOBEY, LLP                                                                 59

                                 ATTACHMENT 4.1



The initial License Fees will be computed based upon a guaranteed minimum number of Subscribers (for a period of twelve (12) months) equal to 10,000 and will be payable in one lump sum (i.e., $150,000.00) upon the execution and delivery by Licensee of this Agreement. After such payment, License Fees will be computed, adjusted and paid as follows:

(1) Following the Acceptance Date, the License Fees will be computed monthly based upon the Monthly Average number of Subscribers as of the end of the immediately preceding calendar month; provided, however, during the first twelve months calendar months following the Acceptance Date there will be no upward adjustment to the License Fees unless the Monthly Average number of Subscribers exceeds 10,000 and during the initial year there will be no downward adjustment below 10,000 and during each year there will be no downward adjustment of the initial payment for that year. All adjustment to the Licensee Fees will be prorated based upon the number of months remaining to the next anniversary of the Acceptance Date. For example, if the Acceptance Date occurred on January 1 and on June 30, the Monthly Average number of Subscribers exceeded 10,000 for the first time and was computed to be 15,000, Licensee would pay to Tornado additional License Fees equal to $37,500 (5,000 Subscribers (in addition to the initial 10,000 guaranteed and prepaid Subscribers) multiplied by $15.00 per Subscriber divided by the quotient resulting from dividing the six months remaining to the next anniversary of the Acceptance Date by 12 months). Note: following the first anniversary of the Acceptance Date, the License Fee per Subscriber will be reduced as set forth in the table at the foot of this attachment.

(2) Beginning with the first calendar month following the anniversary of the Acceptance Date, the Monthly Average number of Subscribers will be computed monthly and the License Fees will be computed and paid based upon the number of Subscribers at the end of the immediately preceding calendar month; provided, however, in no event will Licensee be entitled to a refund of previously paid License Fees.

(3) Notwithstanding the foregoing, Licensee will be deemed to have guaranteed a minimum of 10,000 Subscribers on the first server deployed by Licensee and 5,000 Subscribers on each additional server deployed by Licensee. For example, if when Licensee deploys a second server there are a total of 11,000 Monthly Average number of Subscribers being served, Licensee will nevertheless be obligated to pay License Fees with respect to 15,000 Monthly Average number of Subscribers.



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& TOBEY, LLP                                                                 60

The initial Royalty Fees will be computed based upon the number of Channels deployed and will be payable in one lump sum upon the execution and delivery by Licensee of this Agreement. After such payment, Royalty Fees will be computed, adjusted and paid as follows:

(1) Following the Acceptance Date, the Royalty Fees will be computed monthly based upon the highest number of Channels deployed at any time during the immediately preceding calendar month. Any upward adjustment to the Royalty Fees will be prorated based upon the number of months remaining to the next anniversary of the Acceptance Date. For example, if the Acceptance Date occurred on January 1, on the Acceptance Date Licensee deployed 200 Channels and on June 30 the number of Channels exceeded the initially deployed Channels for the first time and was computed to be 300, Licensee would pay to Tornado additional Royalty Fees equal to $19,000 (100 Channels (in addition to the initially deployed Channels) multiplied by $380.00 per Channel divided by the quotient resulting from dividing the six months remaining to the next anniversary of the Acceptance Date by 12 months).

(2)

The number of Channels will be computed monthly and the Royalty Fees will be computed and paid based upon the highest number of Channels deployed at any time during the immediately preceding calendar month; provided, however, in no event will Licensee be entitled to a refund of previously paid Royalty Fees.

(3) Notwithstanding the foregoing, Licensee will be deemed to have guaranteed a minimum of 24 Channels per RACS. For example, if when Licensee deploys a second RACS there are a total of thirty-six (36) Channels being utilized, Licensee will nevertheless be obligated to pay Royalty Fees with respect to forty-eight Channels.



     Tornado has the right to review log files created by the server to determine Subscriber usage and Channel usage, and in the absence of manifest error, such log files shall be conclusive.


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                 61

-------------------------------------------------------------------------------------------------------------
NUMBER OF SUBSCRIBERS                           DISCOUNT              LICENSE FEE PER      LICENSE FEE PER
                                                                       SUBSCRIBER (FIRST    SUBSCRIBER
                                                                       YEAR)                (ALL OTHER YEARS)
-------------------------------------------------------------------------------------------------------------
     1                    100,000                 0%                     $ 15.00                $10.00
-------------------------------------------------------------------------------------------------------------
     100,000              250,000                10%                     $ 13.50                 $9.00
-------------------------------------------------------------------------------------------------------------
     250,000              500,000                20%                     $ 12.00                 $8.00
-------------------------------------------------------------------------------------------------------------
     500,000            1,000,000                30%                     $ 10.50                 $7.00
-------------------------------------------------------------------------------------------------------------
   1,000,000            2,500,000                40%                     $  9.00                 $6.00
-------------------------------------------------------------------------------------------------------------
   2,500,000                                     50%                     $  7.50                 $5.00
   OR  MORE
-------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
 CHANNELS                                       DISCOUNT                   ROYALTY FEE PER         ROYALTY FEE
                                                                       CHANNEL (FIRST YEAR)        per CHANNEL
                                                                                                (ALL OTHER YEARS)
-----------------------------------------------------------------------------------------------------------------
   24                         200                 0%                          400.00                 80.00
-----------------------------------------------------------------------------------------------------------------
  200                         500                 5%                          380.00                 76.00
-----------------------------------------------------------------------------------------------------------------
  500                       1,000                10%                          360.00                 72.00
-----------------------------------------------------------------------------------------------------------------
1,000                                            15%                          340.00                 68.00
or more
-----------------------------------------------------------------------------------------------------------------


TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                 62

                                 ATTACHMENT 4.7

                      FORM OF THIRD PARTY SOFTWARE LICENSES






TROOP STEUBER PASICH REDDICK
& TOBEY, LLP                                                                 63